Exhibit 99.1

Royal Gold Announces Approval by All Required Securityholders for Sandstorm Gold Ltd. and Horizon Copper Corp. Acquisitions
DENVER, COLORADO. October 9, 2025: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced the preliminary voting results from the special meeting of Royal Gold stockholders (the “Special Meeting”) held today to approve the issuance of shares of Royal Gold common stock in connection with the previously announced acquisition of Sandstorm Gold Ltd. (“Sandstorm” and the “Sandstorm Transaction”).
A total of 52,872,808 shares of Royal Gold common stock were represented at the meeting, being approximately 80.3% of the Company’s issued and outstanding common stock as of the record date, with an overwhelming majority of 99.1% of the votes cast in favor of the issuance of shares of Royal Gold common stock in connection with the Sandstorm Transaction. Royal Gold will file the final voting results on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission within four business days.
Separately, both Sandstorm and Horizon Copper Corp. (“Horizon”) announced the voting results received at their respective meetings held today to seek securityholder approval for the Sandstorm Transaction and the acquisition of Horizon by Royal Gold (the “Horizon Transaction”). Sandstorm reported that approximately 98.7% of the votes cast at the Sandstorm meeting were in favor of the Sandstorm Transaction, and Horizon reported that approximately 99.4% of the votes cast at the Horizon meeting were in favor of the Horizon Transaction.
The completion of the Sandstorm Transaction is subject to customary closing conditions, including, without limitation, the approval of the Supreme Court of British Columbia, which approval will be sought on October 15, 2025, certain conditions to the completion of the Horizon Transaction having been satisfied or waived by Royal Gold, and the listing of shares of Royal Gold’s stock to be issued in the Sandstorm Transaction on Nasdaq. The completion of the Horizon Transaction is subject to customary closing conditions, including, without limitation, the approval of the Supreme Court of British Columbia, which approval will be sought on October 15, 2025.
Subject to the satisfaction or waiver of the closing conditions, it is anticipated that both the Sandstorm Transaction and the Horizon Transaction will close on October 20, 2025.
Corporate Profile
Royal Gold is a high margin, mid-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value and income investors with exposure to the metals and mining industry. The Company’s website is located at www.royalgold.com.

For further information, please contact:

Alistair Baker
Senior Vice President, Investor Relations and Business Development
(303) 573-1660
Forward-Looking Statements: This press release includes “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: the satisfaction or waiver of the conditions to the closings of the Sandstorm

Transaction and Horizon Transaction (together, the “Transactions”), including the approvals of the Supreme Court of British Columbia, and the expected timetable for completing the Transactions.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: the risks that a condition to closing of either Transaction may not be satisfied, that a party may terminate an arrangement agreement or that the closing of either Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships of Royal Gold, Sandstorm or Horizon, including those resulting from the announcement or completion of the Transactions; the risk of any litigation relating to the Transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Royal Gold, Sandstorm and Horizon; failure to realize the anticipated benefits and synergies from the Transactions in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; changes in the price of gold, silver, copper or other metals; operating activities or financial performance of properties on which the Royal Gold, Sandstorm or Horizon hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; the risk that Sandstorm or Horizon may have liabilities that are not known to Royal Gold; changes of control of properties or operators; contractual issues involving stream or royalty agreements; the timing of deliveries of metals from operators and subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing Royal Gold, Sandstorm, Horizon, operators or operating properties; changes in management and key employees; and other factors described in Royal Gold’s reports filed with the SEC, including Item 1A, Risk Factors of Royal Gold’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in the reports filed by Sandstorm and Horizon with the SEC and on SEDAR+, as applicable. Most of these factors are beyond the parties’ ability to predict or control. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. Royal Gold disclaims any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.
No Offer or Solicitation: Communications in this press release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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